EXHIBIT 10.3

                         Automatic Data Processing, Inc.
                                One ADP Boulevard
                           Roseland, New Jersey 07068

                                                              December 3, 1998

The Vincam Group, Inc.
10200 Sunset Drive
Miami, Florida  33173

Dear Sirs:

                  Reference is made to the Merger Agreement, dated as of the date hereof (the "Merger Agreement"), between Automatic Data Processing, Inc. ("ADP"), The Vincam Group, Inc. ("VCAM") and ADP Acquisition Corp. (Florida) ("Sub"), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Sub will merge with and into VCAM (the "Merger"), and following such Merger, VCAM will become a wholly-owned subsidiary of ADP. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

                  In order to retain the advice and guidance of certain non-employee members of the Board of the Directors of VCAM following the Merger, ADP and VCAM have agreed to request that such directors remain directors of VCAM following consummation of the Merger and such directors have agreed to remain as members of the VCAM Board of Directors. In recognition of the agreement by such directors to remain as directors of VCAM following consummation of the Merger, ADP agrees, to the extent not inconsistent with the treatment of the Merger as a pooling-of-interests for accounting purposes, to either (i) cause VCAM to elect each of Howard E. Cox, Jr., Charles M. Hazard, Jr. and John H. McArthur (collectively, the "Directors") as members of the VCAM Board of Directors until at least March 31, 2001, or (ii) if after the Effective Time but prior to March 31, 2001, ADP fails to cause such election or otherwise removes one or more of the Directors, cause the vesting of all unvested VCAM Stock Options (as adjusted pursuant to Section 2.3 of the Merger Agreement) owned on the date hereof by each such Director not reelected or removed.


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                  If the foregoing sets forth your understanding with regard to the matter specified herein, please so indicate by signing a copy of this letter and returning an original to us at the address set forth above. This letter shall be governed by the laws of the State of Delaware, applicable to agreements entered into and performed within such state. Each of Howard E. Cox, Jr., Charles M. Hazard, Jr. and John H. McArthur shall be deemed to be express third party beneficiaries of the terms and provisions of this letter. No termination, modification or amendment of this letter agreement may be made without the consent of each of Howard E. Cox, Jr., Charles M. Hazard, Jr. and John H. McArthur.

                                            Sincerely,

                                            AUTOMATIC DATA PROCESSING, INC.

                                            By: /s/ James B. Benson
                                                --------------------------------
                                                 Name:  James B. Benson
                                                 Title: Vice President

ACCEPTED AND AGREED
as of the date first written above:

THE VINCAM GROUP, INC.

By: /s/ Carlos A. Saladrigas
    ------------------------
      Name:  Carlos A. Saladrigas
      Title  Chairman and Chief
                 Executive Officer